UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Sysorex Loan Documents

On April 2, 2019, Inpixon (the “Company”) and Sysorex, Inc. (“Sysorex”) entered into a Second Amendment Agreement to that certain Note Purchase Agreement, dated as of December 31, 2018 (as amended from time to time in accordance with its terms, the “NPA”), and that certain Secured Promissory Note issued to the Company by Sysorex on December 31, 2018 (as amended from time to time in accordance with its terms, the “Note,” together with the NPA, the “Sysorex Loan Documents”). Pursuant to the Second Amendment Agreement, the Sysorex Loan Documents were amended to increase the maximum principal amount that may be outstanding at any time under the Note from $5,000,000.00 to $8,000,000.00. Nadir Ali, the Company’s Chief Executive Officer and a member of its Board of Directors, is also the Chairman of the Board of Directors of Sysorex. The transactions disclosed herein were unanimously approved by the Company’s Board of Directors.

The description of the Second Amendment Agreement is qualified in its entirety by the full text of the Second Amendment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment Agreement, dated as of April 2, 2019, between Inpixon and Sysorex, Inc.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment Agreement, dated as of April 2, 2019, between Inpixon and Sysorex, Inc. (1)

(1)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: April 5, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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